Exhibit 21.1

LIST OF SUBSIDIARIES
OF
PALO ALTO NETWORKS, INC.

Name of Subsidiary	Jurisdiction of Incorporation

Palo Alto Networks (Australia) Pty Ltd	Australia
Evident.io Pty. Ltd.	Australia
Sinefa Pty. Ltd.	Australia
Palo Alto Networks (Austria) GmbH	Austria
Palo Alto Networks Belgium B.V.B.A.	Belgium
Palo Alto Networks (Brasil) Ltda.	Brazil
Palo Alto Networks (Canada Technology), Inc.	Canada
Palo Alto Networks (Canada) Inc.	Canada
Palo Alto Networks (Shanghai) Co., Ltd.	China
PA Networks Costa Rica LLC SRL	Costa Rica
Palo Alto Networks (Czech) S.R.O.	Czechia
Palo Alto Networks Denmark ApS	Denmark
Palo Alto Networks (Finland) Oy	Finland
Palo Alto Networks (Germany) GmbH	Germany
Palo Alto Networks (India) Private Limited	India
Palo Alto Networks (India) Technologies Private Limited	India
CGNX Networks Private Limited	India
Gammanet Solutions Private Limited	India
Palo Alto Security Limited	Ireland
Palo Alto Networks (Israel Analytics) Ltd.	Israel
Palo Alto Networks (Israel Services) Ltd.	Israel
Palo Alto Networks (Israel) Ltd.	Israel
Twistlock Ltd.	Israel
BridgeCrew Technologies Ltd.	Israel
Palo Alto Networks (Italy) S.R.L	Italy
Palo Alto Networks K.K. (Kabushiki Kaisha)	Japan
Palo Alto Networks (Mexico) S. de R.L. de C.V.	Mexico
Palo Alto Networks (New Zealand) Unlimited	New Zealand
Palo Alto Networks (Norway) AS	Norway
Palo Alto Networks (Poland) sp. z o.o.	Poland
Palo Alto Networks (QFC) LLC	Qatar
Palo Alto Networks (Rus) LLC	Russia
Palo Alto Networks Korea, Ltd. - Yuhan Hoesa (YH)	S. Korea
Palo Alto Networks Saudi Arabia LLC	Saudi Arabia
Palo Alto Networks (Singapore) Holding Company Pte. Ltd.	Singapore
Palo Alto Networks (Singapore) PTE. LTD.	Singapore
Palo Alto Networks (South Africa) (Pty) Ltd.	South Africa
Palo Alto Networks (Iberia), S.L.	Spain
Palo Alto Networks (Switzerland) GmbH	Switzerland
LightCyber B.V.	The Netherlands
Palo Alto Networks (EU) B.V.	The Netherlands
Palo Alto Networks (GEO) B.V.	The Netherlands
Palo Alto Networks (Netherlands) B.V.	The Netherlands
Palo Alto Networks (APAC Holdings) B.V.	The Netherlands
Palo Alto Networks Holdings B.V.	The Netherlands
Palo Alto Networks FZ LLC	United Arab Emirates
Palo Alto Networks (UK Holding 1) Limited	United Kingdom
Palo Alto Networks (UK Holding 2) Limited	United Kingdom
Palo Alto Networks (UK) Limited	United Kingdom
3375 Scott Blvd LLC	Delaware
Aporeto, Inc.	Delaware
Evident.io LLC	Delaware
LightCyber, Inc.	Delaware
Palo Alto Networks (Malaysia), LLC	Delaware
Palo Alto Networks Financial Services, LLC	Delaware
Palo Alto Networks International, Inc.	Delaware
Palo Alto Networks Management, LLC	Delaware
Palo Alto Networks Public Sector, LLC	Delaware
Palo Alto Networks Venture Fund, LLC	Delaware
Palo Alto Networks, L.L.C.	Delaware
PAN Demisto LLC	Delaware
PAN II LLC	Delaware
PAN LLC	Delaware
RedLock, Inc.	Delaware
SecDo, Inc.	Delaware
Twistlock, Inc.	Delaware
Zingbox, Inc.	Delaware
Xseer, Inc.	Delaware
CloudGenix, Inc.	Delaware
BridgeCrew LLC	Delaware
Sinefa Inc.	Delaware
Sinefa Group, LLC	Delaware
Expanse LLC	Delaware
Expanse Holding Company LLC	Delaware
Crypsis Digital Security, LLC	Virginia
Crypsis Group Holdings, LLC	Virginia
Gamma Networks, Inc.	Delaware